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UNITED INSURANCE COMPANIES, INC. AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(Dollars and number of shares in thousands, except per share amounts)



                                                                        Three Months Ended               Nine Months Ended
                                                                           September 30,                   September 30,
                                                                        1995          1994              1995          1994
                                                                     ----------     ----------        ---------     ---------
COMPUTATION OF EARNINGS PER COMMON
        AND COMMON EQUIVALENT SHARE:
      Average shares outstanding  . . . . . . . . . . . . . . . .        37,691        37,476            37,598        37,444

      Add:
        Common stock equivalent of stock
           options and warrants   . . . . . . . . . . . . . . . .           228           152               209           160
                                                                     ----------     ----------        ---------     ---------
                                                                         37,919        37,628            37,807        37,604
                                                                     ==========     =========         =========     =========

      Net income  . . . . . . . . . . . . . . . . . . . . . . . .    $   12,543     $  10,118         $  38,480     $  26,000
                                                                     ==========     =========         =========     =========

      Primary net income per share  . . . . . . . . . . . . . . .    $     0.33     $    0.27         $    1.02     $    0.69
                                                                     ==========     =========         =========     =========

COMPUTATION OF EARNINGS PER COMMON
        AND COMMON EQUIVALENT SHARE
        ASSUMING FULL DILUTION:

      Average shares outstanding  . . . . . . . . . . . . . . . .        37,691        37,476            37,598        37,444

      Add:
        Common stock equivalent of stock
           options and warrants   . . . . . . . . . . . . . . . .           228           144               230           164
                                                                     ----------     ----------        ---------     ---------
                                                                         37,919        37,620            37,828     $  37,608
                                                                     ==========     =========         =========     =========

      Net income  . . . . . . . . . . . . . . . . . . . . . . . .    $   12,543     $  10,118         $  38,480     $  26,000
                                                                     ==========     =========         =========     =========


      Fully diluted net income per share  . . . . . . . . . . . .    $     0.33     $    0.27         $    1.02     $    0.69
                                                                     ==========     =========         =========     =========

NOTE: All share and per share amounts have been restated for prior periods presented to reflect the four-for-one stock split effective June 1, 1995.